UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Check the appropriate box:

☒ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under §240. 14a-12

SOLUNA HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SOLUNA HOLDINGS, INC.

325 WASHINGTON AVENUE EXTENSION

ALBANY, NEW YORK 12205

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the Stockholders of Soluna Holdings, Inc.:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders (the “Special Meeting”) of Soluna Holdings, Inc., a Nevada corporation (the “Company”), will be held on November 15, 2024, at 10:00 a.m., Eastern Time. The Special Meeting will be held completely virtually. You will be able to participate in the Special Meeting as well as vote and submit your questions and examine our stockholder list during the live webcast of the Special Meeting by visiting www.virtualshareholdermeeting.com/SLNH2024SM and entering the 16-digit control number included on your proxy card (the “Proxy Card”). At the Special Meeting, we will ask our stockholders to consider and act upon the following matters:

1.	To approve the reservation and issuance of shares of our Common Stock pursuant to a Standby Equity Purchase Agreement, dated August 12, 2024, entered into between us and YA II PN, LTD. (the “Investor”) (the “SEPA”) and pursuant to an amendment to the Securities Purchase Agreement (the “Series B Amendment”), and the associated certificate of designation, with the holder of the Company’s outstanding Series B Convertible Preferred Stock, to the extent that issuances under the SEPA and the Series B Amendment may exceed 20% of the Company’s total outstanding shares, which could trigger the share issuance cap under Rule 5635(d) of the Nasdaq Stock Market Rules (the “Exchange Cap”);

2.	To approve an amendment to the Soluna Holdings, Inc. Amended and Restated 2021 Stock Incentive Plan; and

3.	To approve the adjournment of the Special Meeting, if necessary, to continue to solicit votes for Proposal Nos. 1 through 2.

Our Board of Directors has fixed the close of business on October 15, 2024, as the record date for determining stockholders entitled to notice of, and entitled to vote at, the Special Meeting and any adjournments or postponements thereof. Only holders of record of the Company’s Common Stock at the close of business on that date will be entitled to notice of, and to vote at, the Special Meeting and any adjournments or postponements thereof.

By Order of the Board of Directors,

/s/ Jessica L. Thomas
Jessica L. Thomas
Corporate Secretary

Albany, New York

November 1, 2024

It is important that your shares are represented and voted at the Special Meeting. Whether or not you intend to be present virtually at the meeting, please vote your shares according to the instructions on the accompanying Proxy Card. The proxy is revocable and will not be used if you attend and vote at the Special Meeting and vote “in person” at the meeting or otherwise provide notice of your revocation.

SOLUNA HOLDINGS, INC.

325 WASHINGTON AVENUE EXTENSION

ALBANY, NEW YORK 12205

PROXY STATEMENT

This proxy statement (this “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors (“Board”) of Soluna Holdings, Inc., a Nevada corporation (referred to in this Proxy Statement as the “Company,” “we,” “our” or “us”), to be voted at the special meeting of stockholders of the Company (the “Special Meeting”) to be held virtually on November 15, 2024 at 10:00 a.m., Eastern Time.

Record Date and Voting Securities

The Notice of Special Meeting, this Proxy Statement and accompanying proxy card (the “Proxy Card”) will first be mailed to stockholders of the Company on or about November 1, 2024, in connection with the solicitation of proxies for the Special Meeting. Our Board has fixed the close of business on October 15, 2024 as the record date for the determination of stockholders entitled to notice of, and entitled to vote at, the Special Meeting (the “Record Date”). Only holders of record of our Common Stock, par value $0.001 per share (“Common Stock”), and holders of record of our Series B Preferred Stock, par value $0.001 per share (“Series B Preferred Stock”) outstanding at the close of business on the Record Date will be entitled to notice of, and to vote at, the Special Meeting. We refer to our Common Stock and our Series B Preferred Stock collectively from time to time in this Proxy Statement as “Voting Capital Stock.” As of the Record Date, there were 8,014,058 shares of our Common Stock outstanding and entitled to vote at the Special Meeting and 62,500 shares of our Common Stock deemed issuable upon conversion of our Series B Preferred Stock and entitled to vote at the Special Meeting (subject to the beneficial ownership limitations set forth in the Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (the “Beneficial Ownership Limitations”). Each holder of our Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share of our Common Stock held as of the Record Date with respect to each matter submitted to the stockholders at the Special Meeting. Each holder of our Series B Preferred Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share of our Common Stock deemed issuable upon conversion of each share of our Series B Preferred Stock outstanding as of the close of business on the Record Date (but subject to the Beneficial Ownership Limitations).

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER

MEETING TO BE HELD ON NOVEMBER 15, 2024.

The Notice of the Special Meeting and Proxy Statement are available at www.proxyvote.com.

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Questions and Answers About the about the Special Meeting and Voting

1.	Why am I receiving these materials?

We sent you this Proxy Statement and enclosed proxy card because our Board is soliciting your proxy to vote at the Special Meeting.

2.	What is the purpose of the Special Meeting?

At the Special Meeting, the stockholders will be asked to consider and act upon the following matters:

1.	To approve the reservation and issuance of shares of our Common Stock pursuant to a Standby Equity Purchase Agreement, dated August 12, 2024, entered into between us and YA II PN, LTD. (the “Investor”) (the “SEPA”) and pursuant to an amendment to the Securities Purchase Agreement (the “Series B Amendment”), and the associated certificate of designation, with the holder of the Company’s outstanding Series B Convertible Preferred Stock, to the extent that issuances under the SEPA and the Series B Amendment may exceed 20% of the Company’s total outstanding shares, which could trigger the share issuance cap under Rule 5635(d) of the Nasdaq Stock Market Rules (the “Exchange Cap”);

2.	To approve an amendment to the Soluna Holdings, Inc. Amended and Restated 2021 Stock Incentive Plan;

3.	To approve the adjournment of the Special Meeting, if necessary, to continue to solicit votes for Proposal Nos. 1 through 2.

3.	Who can vote at the Special Meeting?

Only stockholders of record as of the Record Date. Each stockholder will be entitled to cast one vote on each proposal presented at the Special Meeting for each share of our Voting Capital Stock that such holder owned as of the Record Date on an as-converted basis.

4.	What are my voting rights?

Holders of our Voting Capital Stock are entitled to one vote per share (on an as converted basis), subject, in the case of our Series B Preferred Stock, to the Beneficial Ownership Limitations. As of the Record Date, there were 8,014,058 shares of our Common Stock outstanding and entitled to vote at the Special Meeting and 62,500 shares of our Common Stock deemed issuable upon conversion of our Series B Preferred Stock and entitled to vote at the Special Meeting (subject to the Beneficial Ownership Limitations). There is no cumulative voting.

5.	How do I cast my vote?

If you are a stockholder of record as of the Record Date, you may vote virtually at the Special Meeting by submitting a ballot during the live webcast, online by going to www.proxyvote.com and follow the instructions provided, by phone by calling 1-800-690-6903 and follow the recorded instructions or by mail by completing, signing, dating and timely returning the enclosed Proxy Card in the accompanying pre-addressed, postage-paid envelope.

If your shares of our Common Stock are held in “street name” by a bank, broker or other nominee, you have the right to direct your bank, broker or other nominee on how to vote the shares in your account. Please see below for additional information.

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6.	How do I change my vote?

You may revoke your proxy and change your vote at any time before the final vote at the Special Meeting. You can revoke a proxy by:

●	by giving written revocation to our Secretary;

●	signing and delivering a proxy bearing a later date;

●	voting again over the Internet or by telephone; or

●	voting virtually by submitting a ballot at the Special Meeting live webcast. Your attendance at the Special Meeting will not automatically revoke your proxy unless you vote again at the meeting or specifically request in writing that your proxy be revoked.

Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.

7.	Where and when will I be able to find the results of the voting?

We will publish the final results in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission no later than four business days after the date of the Special Meeting.

8.	Where is the Special Meeting being held?

We will hold the Special Meeting virtually at www.virtualshareholdermeeting.com/SLNH2024SM on   November 15, 2024, at 10:00 a.m. Eastern Time, unless postponed or adjourned to a later date.

9.	How do I attend the Special Meeting?

The Special Meeting will be a virtual meeting. You can participate in the Special Meeting by attending the live webcast at www.virtualshareholdermeeting.com/SLNH2024SM.

Proxies; Voting of Proxies

Our Board is soliciting proxies for use at the Special Meeting, and such proxy will not be voted at any other meeting. Michael Toporek is the person selected by our Board to serve as proxy with respect to the Special Meeting.

Your vote is important. If you are a stockholder of record, whether or not you plan to attend the Special Meeting via the live webcast, we urge you to submit your proxy to ensure that your vote is counted. You may still view the live webcast of the Special Meeting and vote in person even if you have already voted by proxy. You may vote in one of the following ways:

●	vote electronically at the Special Meeting by attending the live webcast at www.virtualshareholdermeeting.com/SLNH2024SM and follow the instructions on how to vote electronically;

●	vote online by going to www.proxyvote.com and follow the instructions provided;

●	vote by phone by calling 1-800-690-6903 and follow the recorded instructions; or

●	vote by mail by voting, signing, and timely mailing your proxy card.

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The shares represented by each proxy will be voted in accordance with the directions specified thereby. If you return a properly executed proxy card but do not fill out the voting instructions on the proxy card or if you indicate when voting on the Internet or over the telephone that you wish to vote as recommended by our Board, the shares represented by your proxy, assuming it is not properly revoked pursuant to the instructions below, will be voted by the person named as proxy in accordance with the recommendations of our Board contained in this Proxy Statement.

Our Board knows of no matters to be presented at the Special Meeting other than those described in this Proxy Statement. In the event that other business properly comes before the meeting, the person named as proxy will have discretionary authority to vote the shares represented by any properly provided proxy in accordance with his own judgment.

Revocation of Proxies

Each stockholder giving a proxy has the power to revoke it at any time before the shares represented by that proxy are voted. A proxy may be revoked, prior to its exercise, by (i) executing and delivering a later-dated proxy via the Internet, via telephone, or by mail; (ii) delivering written notice of revocations of the proxy to our Secretary prior to the Special Meeting; or (iii) logging on to the live webcast of the Special Meeting and voting as directed at the Special Meeting. Please note that a stockholder’s attendance at the live webcast of the Special Meeting will not, by itself, revoke such stockholder’s proxy.

Subject to the terms and conditions set forth herein, all proxies received by us will be effective, notwithstanding any transfer of the shares to which such proxies relate, unless at or prior to the Special Meeting we receive a written notice of revocation signed by the person who, as of the Record Date, was the registered holder of such shares. The notice of revocation must indicate the certificate number(s) and number of shares to which such revocation relates and the aggregate number of shares represented by such certificate(s).

If your shares are held in “street name,” as discussed below under the heading “Beneficial Owner: Shares Registered in the Name of Broker, Bank, or other Nominee,” you must contact your broker, bank, or other nominee to revoke any prior voting instructions.

Beneficial Owner: Shares Registered in the Name of Broker, Bank, or other Nominee

Many shares of our Common Stock are held in “street name,” meaning that a depository, broker-dealer, or other financial institution holds the shares in its name, but such shares are beneficially owned by another person. If your shares of Common Stock are held in street name as of the Record Date, you should receive instructions from the holder of record that you must follow in order for you to specify how your shares will be voted at the Special Meeting; alternatively, you can use the voting information form provided by Broadridge to instruct your record owner on how to vote your shares. Generally, a street name holder that is a broker must receive direction from the beneficial owner of the shares to vote on issues other than certain limited routine, uncontested matters, such as the ratification of auditors. In the case of non-routine or contested items, the brokerage institution holding street name shares cannot vote the shares if it has not received voting instructions from the beneficial holder thereof. A broker “non-vote” occurs when a proxy is received from a broker but the shares represented by such proxy are not voted on a particular matter because the broker has not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the broker does not have discretionary power to vote the shares.

If your shares are held of record by a person or institution other than a broker, whether such nominee can exercise discretionary authority to vote your shares on any matter at the Special Meeting in the absence of instructions from you will depend on your individual arrangement with that nominee record holder, in particular, whether you have granted such record holder discretionary authority to vote your shares. In the absence of an arrangement with your record holder granting such discretionary authority, your record holder nominee will not have discretionary authority to vote your shares on any matter at the Special Meeting in the absence of specific voting instructions from you.

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If, as of the Record Date, your shares of our Voting Capital Stock were held in an account at a broker, bank, or other nominee, then you are the beneficial owner of shares held in “street name” and the proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record. As a beneficial owner, you may direct your broker, bank, or nominee how to vote the shares in your account or “vote” (provide instructions) online at the Special Meeting using the 16-digit control number included on your voting instruction form or otherwise provided by the organization that is the record holder of your shares.

Quorum and Method of Tabulation

The presence, in person or by proxy, of holders of 33 1/3% of the total number of outstanding shares of our Voting Capital Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Special Meeting. Assuming a quorum is present, the affirmative vote of a majority of the shares of our Voting Capital Stock present in person or represented by proxy at the Special Meeting and casting votes affirmatively or negatively thereon is required for the approval of Proposal Nos. 1, 2, and 3. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on these proposals. Abstentions and broker non-votes will not affect the outcome of voting on these proposals.

One or more inspectors of election appointed for the meeting will tabulate the votes cast in person or by proxy at the Special Meeting and will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as not cast for purposes of determining the vote on any matter submitted to stockholders. Because abstentions are not included in calculating votes cast with respect to any proposal, abstentions will have no effect on the outcome of Proposal Nos. 1, 2 and 3.

If a broker submits a proxy indicating that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be treated as shares that are present and entitled to vote for purposes of determining quorum, but as not cast for purposes of determining the vote on such matter submitted to the stockholders for a vote. As a result, broker non-votes will have no effect on the outcome of Proposal Nos. 1, 2, and 3.

Format of and Admission to the Special Meeting

We will hold the Special Meeting in a virtual-only format, which will be conducted over the Internet via live webcast. In addition, we may continue to hold our special meetings using a virtual-only format in future years as we believe that a virtual format is more environmentally friendly, allows greater stockholder participation, and decreases the costs of holding the special meeting. We intend to hold our virtual special meetings in a manner that affords stockholders the same general rights and opportunities to participate, to the greatest extent possible, as they would have at an in-person meeting.

The Special Meeting will be held live via the Internet on November 15, 2024, at 10:00 a.m., Eastern Time, at www.virtualshareholdermeeting.com/SLNH2024SM. You will not be able to attend the meeting in person. Participation in and attendance at the Special Meeting is limited to our stockholders of record as of the close of business on October 15, 2024, and other persons holding valid proxies for the Special Meeting. Online access will begin at 9:45 a.m., Eastern Time, on November 15, 2024, and we encourage you to access the Special Meeting prior to the start time. To be admitted to the Special Meeting at www.virtualshareholdermeeting.com/SLNH2024SM, you must enter the 16-digit control number included on your proxy card or, for beneficial owners of shares held in “street name” as discussed above the heading “Beneficial Owner: Shares Registered in the Name of Broker, Bank, or other Nominee,” on your voter information form. If you encounter difficulties accessing the virtual meeting, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/SLNH2024SM.

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Stockholders will be able to submit questions via the online platform during a portion of the Special Meeting. You may submit questions by signing into the virtual meeting platform at www.virtualshareholdermeeting.com/SLNH2024SM, typing a question into the “Ask a Question” field, and clicking “submit.” Only questions that are pertinent to meeting matters will be answered during the Special Meeting, subject to time constraints. Questions regarding personal matters or matters not relevant to the Special Meeting will not be answered. If we receive substantially similar questions, we will group them together to avoid repetition. If there are questions pertinent to meeting matters that cannot be answered during the meeting due to time constraints, we will post answers to a representative set of such questions at https://www.solunacomputing.com/investors. The questions and answers will be available as soon as practicable after the Special Meeting.

Householding of Special Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of our Proxy Statement to stockholders may have been sent to multiple stockholders who share an address unless we have received instructions to the contrary. We will promptly deliver a separate copy of either document to any stockholder upon written or oral request. Requests may be made by mail to: Soluna Holdings, Inc., ATTN: Investor Relations Department, 325 Washington Avenue Extension, Albany, New York 12205; by e-mail: hello@soluna.io or by telephone: (516) 216-9257. Any stockholder who would like to receive separate copies of our proxy statement in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household in the future, should contact their bank, broker, or other nominee record holder, or us directly at the address, e-mail address or phone number listed above.

Proxy Solicitation Expense

Our directors, officers, and employees, without receiving any additional compensation, may solicit proxies personally or by telephone, facsimile, or email. We will pay all costs and expenses incurred in the solicitation of proxies for the Special Meeting. We will also reimburse banks, brokers, and other nominees for reasonable expenses incurred in forwarding proxy materials to their customers or principals who are the beneficial owners of shares of our Voting Capital Stock held in street name.

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PROPOSAL NO. 1

APPROVAL OF A POTENTIAL ISSUANCE UNDER THE SEPA AND IN CONNECTION WITH AMENDMENTS TO THE AGREEMENTS WITH THE HOLDER OF THE SERIES B CONVERTIBLE PREFERRED STOCK IN EXCESS OF THE NASDAQ EXCHANGE CAP

Our Common Stock is currently listed on Nasdaq and, as such, we are subject to Nasdaq rules, which require us to obtain stockholder approval prior to the issuance of our Common Stock in connection with certain non-public offerings involving the sale, issuance or potential issuance by the Company of Common Stock (or securities convertible into or exercisable for Common Stock) equal to 20% or more of the Common Stock outstanding before the issuance.

Overview

On August 12, 2024, the Company entered into the Standby Equity Purchase Agreement (“SEPA”) with YA II PN, LTD., a Cayman Islands exempt limited partnership (the “Investor”) pursuant to which the Company has the right to sell to the Investor up to $25 million of Common Stock, subject to certain limitations and conditions set forth in the SEPA, from time to time during the term of the SEPA. One of the conditions to the SEPA was the consent of the holder of the Series B Stock and modification of certain agreements with such holder. To obtain such consent, the Company has agreed to change the conversion price of the Series B Stock from $25 per share to $5 per share and to issue five-year warrants to purchase an additional 140,000 shares of Common Stock exercisable at $0.01 per share. Because the Series B Amendment was connected with the SEPA, the shares of Common Stock issuable thereunder are integrated with the shares issuable under the SEPA and thus are also subject to stockholder approval under the Nasdaq Exchange Cap rule, as described below.

Upon the satisfaction of the conditions to the Investor’s purchase obligation set forth in the SEPA, including having a registration statement registering the resale of the shares of Common Stock issuable under the SEPA declared effective by the Securities and Exchange Commission (the “SEC”), the Company will have the right, but not the obligation, from time to time at its discretion, to direct the Investors to purchase a specified number of shares of Common Stock (an “Advance”) by delivering written notice to the Investor (an “Advance Notice”). While there is no mandatory minimum amount for any Advance, the maximum advance amount applicable to such Advance will be an amount equal to one hundred percent (100%) of the average of the daily trading volume of the Company’s Common Stock during regular trading hours as reported by Bloomberg L.P. (“Daily Traded Amount”) during the five consecutive Trading Days immediately preceding the date of such Advance Notice.

The shares of Common Stock purchased pursuant to an Advance will be issued and sold to the Investor under one of two pricing options at the election of the Company. Under the first option (“Pricing Option 1”), the Company will sell the shares of Common Stock to the Investor at 96% of the Market Price (as defined below) for any period commencing (i) if submitted to the Investor prior to 9:00 a.m. Eastern Time on a trading day, at the open of trading on such day or (ii) if submitted to the Investor after 9:00 a.m. Eastern Time on a trading day, upon receipt by the Company of written confirmation of acceptance of the advance notice by the Investor and, in either case, ending at 4:00 p.m. New York City time on the applicable advance notice date (the “Option 1 Pricing Period”). Under the second option (“Pricing Option 2”), the Company will sell the shares of Common Stock to the Investor at 97% of the Market Price for the three consecutive trading days commencing on the advance notice date (the “Option 2 Pricing Period”). “Market Price” is defined as, for any Option 1 Pricing Period, the daily volume weighted average price (“VWAP”) of the Common Stock on Nasdaq during the Option 1 Pricing Period, and for any Option 2 Pricing Period, the lowest VWAP of the Common Stock on the Nasdaq during the Option 2 Pricing Period.

Under applicable Nasdaq rules and the terms of the SEPA, in no event may the Company issue to the Investor and the Series B Stock holder under the SEPA and the Series B Amendment shares of Common Stock equal to greater than 19.99% of the shares of Common Stock outstanding immediately prior to the execution of the SEPA (the “Exchange Cap”), unless (i) the Company obtains stockholder approval to issue shares of Common Stock in excess of the Exchange Cap in accordance with applicable Nasdaq rules, or (ii) the average price per share paid by the Investor for all of the shares of Common Stock that the Company directs the Investor to purchase from the Company pursuant to the SEPA, if any, equals or exceeds the lower of (a) the official closing price of the Common Stock on Nasdaq immediately preceding the execution of the SEPA and (b) the average official closing price of the Common Stock on Nasdaq for the five consecutive trading days immediately preceding the execution of the SEPA, adjusted as required by Nasdaq. Moreover, the Company may not issue or sell any shares of Common Stock to the Investor under the SEPA which, when aggregated with all other shares of Common Stock then beneficially owned by the Investor and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 thereunder), would result in the Investor beneficially owning more than 9.99% of the outstanding shares of Common Stock.

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Actual sales of shares of Common Stock to the Investor as an Advance under the SEPA will depend on a variety of factors to be determined by the Company from time to time, which may include, among other things, market conditions, the trading price of the Common Stock and determinations by the Company as to the appropriate sources of funding for our business and operations.

The SEPA will automatically terminate on the earliest to occur of (i) the 24-month anniversary of the execution date of the SEPA or (ii) the date on which the Company shall have made full issuances of Advances pursuant to the SEPA. The Company has the right to terminate the SEPA at no cost or penalty upon five (5) trading days’ prior written notice to the Investor, provided that there are no outstanding Advance Notices for which shares of Common Stock need to be issued.

The net proceeds under the SEPA to the Company will depend on the frequency and prices at which Common Stock is sold. The Company expects that proceeds received from such sales will be used primarily for working capital and general corporate purposes.

Reasons for Financing

We believe that the SEPA transaction provides necessary additional sources of capital to the Company. The proceeds that we expect to receive from this transaction will allow the Company to fund its business operations. This transaction provides the Company with future flexibility to enhance its liquidity in an opportunistic and efficient manner, and only when the Company deems it to be necessary. We remain focused on creating long-term value for our stockholders, and this transaction will allow us to be strategic in how we access and deploy capital primarily in support of the ongoing development and distribution of our products.

Reasons for the Stockholder Approval

Our Common Stock is listed on Nasdaq, and as a result, we are subject to the Nasdaq Listing Rules. In order to comply with the Nasdaq Listing Rules, we are seeking stockholder approval of this proposal to potentially sell additional shares of Common Stock above the Exchange Cap.

Nasdaq Listing Rule 5635(d) requires stockholder approval prior to the issuance of securities in connection with a transaction other than a public offering involving the sale, issuance or potential issuance of common stock (or securities convertible into or exercisable for common stock) in an amount equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance at a price less than the “Minimum Price.” The Minimum Price is defined as the lower of (i) the closing price of the common stock immediately preceding the signing of the sale agreement or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the sale agreement.

Accordingly, we are seeking stockholder approval under Nasdaq Listing Rule 5635(d) for the sale, issuance or potential issuance by us of Common Stock (or securities convertible into or exercisable for our Common Stock) in excess of 20% of the shares of our Common Stock outstanding immediately prior to the SEPA at an exercise price less than the Minimum Price in connection with the SEPA and the Series B Amendment.

Consequences of Not Approving this Proposal

The Board is not seeking the approval of our stockholders to authorize our entry into the SEPA. The SEPA has already been executed and delivered, and the closing of the SEPA has occurred. The failure of our stockholders to approve this proposal will mean that the issuance of shares of Common Stock in accordance with the SEPA and the associated Series B Amendment will be limited to an amount up to the Exchange Cap and we will not be able to realize the full benefit of this important financing transaction.

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Additional Information

We intend this summary to provide you with basic information concerning the SEPA and associated Registration Rights Agreement. The full text of the SEPA and Registration Rights Agreement are filed as exhibits to our Current Report on Form 8-K filed with the SEC on September 9, 2024. The full text of the Series B Amendment and the associated amendment to the Certificate of Designation for the Series B Stock are filed as exhibits to our Current Report on Form 8-K filed with the SEC on October 3, 2024. The summary of these agreements is qualified by reference to the actual texts of such agreements.

Required Vote

The affirmative vote of a majority of the shares of our Voting Capital Stock present in person or represented by proxy at the Special Meeting and casting votes affirmatively or negatively thereon is required for approval of Proposal No. 1. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions and broker non-votes will not affect the outcome of voting on this proposal.

Board Recommendation

Our Board of Directors recommends a vote “FOR” the approval of Proposal No. 1.

PROPOSAL 2:

AMENDMENT OF THE 2021 STOCK INCENTIVE PLAN

We currently maintain the 2021 Stock Incentive Plan (the “2021 Plan” or “Plan”) and believe that the Plan is an important part of attracting, retaining and incentivizing highly qualified employees (“Eligible Participants”) and provides incentives that align the economic interests of plan participants with those of our stockholders. The 2021 Plan was adopted on February 12, 2021 and has been amended and restated on October 29, 2021, May 27, 2022, March 10, 2023, and May 30, 2024.

The Board is requesting that you approve an amendment to the Plan. Under the Plan, the number of shares of common stock available for awards is limited to 18.75% of the number of Common Shares outstanding as of the first trading day of each quarter. The amendments to the Plan would change this limitation to 21.75% from the first quarter of our fiscal year ending December 31, 2025 through the second quarter of our fiscal year ending December 31, 2027. However, under the amendment to the Plan, effective at the end of the second quarter of our fiscal year ending December 31, 2027 the percentage will revert to 18.75% of the number of Common Shares outstanding as of the first trading day of each quarter.

The following table reflects the number of shares available for awards under the 2021 Plan under the current calculation and also under the amended Plan, based upon the outstanding shares of 7,649,478 on September 30, 2024:

[Insert Table]

The Board and management are of the opinion that this number will not be sufficient in the short to medium term to attract, retain and incentivize talented and highly qualified employees, which has been exacerbated by our expansion into the AI business through Soluna Cloud. Our calculations suggest that it is prudent to replenish the share reserve at this time. Without the additional shares, we would need to make larger cash payments to Eligible Participants. Cash rewards are unlikely to align them and stockholders in the same way that equity grants will. To enable us to continue offering meaningful equity-based incentives to Eligible Participants, the Board believes that it is both necessary and appropriate to increase the number of shares of Common Stock available for these purposes.

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Accordingly, we are asking our stockholders to approve the proposed amendments of the Plans as described above. Each of the Plans’ provisions regarding the limitation on the number of shares available for awards is identical and revised as follows:

Share Reserve and Limitation of Grants.

Subject to certain adjustments as provided herein, the maximum aggregate number of Common Shares available for awards hereunder that may be issued hereunder (excluding the number of Common Shares subject to Specified Awards (as hereinafter defined)) after giving effect to the issuance of Common Shares (i) pursuant to the exercise of Options, (ii) as unrestricted Common Shares or Restricted Common Stock, and (iii) in settlement of RSUs shall be limited to, beginning with (x) the first quarter of our fiscal year ending December 31, 2023 (or January 1, 2023) and continuing through our fiscal year ending December 31, 2024, 18.75% of the number of Common Shares outstanding as of the first trading day of each quarter in such period; (y) the first quarter of our fiscal year ending December 31, 2025 (or January 1, 2025) and continuing through the second quarter of our fiscal year ending December 31, 2027, 21.75% of the number of Common Shares outstanding as of the first trading day of each quarter in such period; and (z) the second quarter of our fiscal year ending December 31, 2027 (or July 1, 2027), 18.75% of the number of Common Shares outstanding as of the first trading day of each quarter. Subject to certain adjustments as provided herein, the maximum aggregate number of Preferred Shares that may be issued hereunder as unrestricted Preferred Shares or Restricted Preferred Stock shall equal $3,600,000 valued as of the Effective Date (as hereinafter defined) determined at the average of the daily volume weighted average price of the Preferred Shares on Nasdaq (as hereinafter defined) as reported by Bloomberg L.P. for each trading day during the period of thirty days ending on the Effective Date. Subject to certain adjustments as provided herein, (A) Common Shares and Preferred Shares subject to this Plan shall include Common Shares and Preferred Shares which reverted back to this Plan pursuant to Section 4(b) below in a prior quarter or fiscal year, as applicable, and (B) the number of Common Shares and Preferred Shares that may be issued under this Plan may never be less than the number of Common Shares or Preferred Shares that are then outstanding under (or available to settle existing) Awards. For purposes of determining the number of Common Shares or Preferred Shares available under this Plan, Common Shares or Preferred Shares withheld by the Company to satisfy applicable tax withholding or exercise price obligations pursuant to Section 10(e) of this Plan shall be deemed issued under this Plan.

Required Vote

The affirmative vote of a majority of the shares of our Voting Capital Stock present in person or represented by proxy at the Special Meeting and casting votes affirmatively or negatively thereon is required for approval of Proposal No. 2. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions and broker non-votes will not affect the outcome of voting on this proposal.

Board Recommendation

Our Board of Directors recommends a vote “FOR” the approval of Proposal No. 2.

PROPOSAL NO. 3

APPROVAL OF THE ADJOURNMENT PROPOSAL

General

If we fail to receive enough votes to approve Proposal Nos. 1 and 2, we may propose to adjourn the Special Meeting. We currently do not intend to propose adjournment at the Special Meeting if there we receive enough votes to approve Proposal Nos. 1 and 2.

Required Vote

The affirmative vote of a majority of the shares of our Voting Capital Stock present in person or represented by proxy at the Special Meeting and casting votes affirmatively or negatively thereon is required for approval of Proposal No. 3. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions and broker non-votes will not affect the outcome of voting on this proposal.

Board Recommendation

Our Board of Directors recommends a vote “FOR” the approval of Proposal No. 3.

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ADDITIONAL INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding shares of Common Stock beneficially owned as of October 15, 2024, for (i) each stockholder known to be the beneficial owner of more than 5% of our outstanding shares of Common Stock, (ii) each named executive officer and director, and (iii) all executive officers and directors as a group. A person is considered to beneficially own any shares over which such person, directly or indirectly, exercises sole or shared voting or investment power.

Name of Beneficial Owner(2)	Number(2)	Percent of Class(1)
Executive Officers
Michael Toporek(4)(9)	959,936	12.0%
John Belizaire(14)	335,487	4.2%
Jessica L. Thomas(3)	29,391	*
John Tunison.(13)	106,756	1.3%
Mary Jennifer O’Reilly(15)	81,744	1.0%

Non-Employee Directors
Matthew E. Lipman(6)(9)	231,680	2.9%
William P. Phelan(12)	119,370	1.5%
Thomas J. Marusak(7)	103,307	1.3%
Edward R. Hirshfield(5)	80,842	1.0%
William Hazelip(11)	80,556	1.0%
John Bottomley(10)	81,136	1.0%
David C. Michaels (8)	125,455	1.6%
All current directors and executive officer as a group (12 persons)		27.3%

* Less than 1%

(1)	Based on 8,014,058 shares of Common Stock outstanding on October 15, 2024, and, with respect to each individual holder, rights to acquire shares of Common Stock exercisable within 60 days of October 15, 2024.

(2)	Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares of Common Stock beneficially owned by the stockholder.

(3)	Includes 400 restricted stock units representing shares of Common Stock, which shall vest in two equal installments of 50% on December 1, 2023 and December 1, 2024 , in each case subject to the reporting person remaining in the service of our company on each such vesting date. Includes 500 shares of Common Stock issuable to Ms. Thomas upon exercise of stock options exercisable within 60 days of October 15, 2024. Includes 14,279 restricted stock awards representing shares of Common Stock, which will vest 33% on June 1, 2024, 33% on June 1, 2025, and 34% on June 1, 2026, in each case subject to the reporting person remaining in the service of the Company on each such vesting date. Includes 12,012 restricted stock awards representing shares of Common Stock, which will vest 33% on September 1, 2025, 33% on September 1, 2026, and 34% on September 1, 2027, in each case subject to the reporting person remaining in the service of the Company on each such vesting date.

(4)	Served as Interim Chief Financial Officer effective April 21, 2023 through April 8, 2024

(4)	Includes 300 shares of Common Stock issuable to Mr. Toporek upon exercise of stock options exercisable as of October 15, 2024. Includes 809,636 restricted stock awards representing shares of Common Stock, which will vest 100% upon the reporting person’s separation from the Company. Also includes 150,000 shares of Common Stock owned by Mr. Toporek indirectly pursuant to his position with Brookstone XXIV and/or its affiliates.

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(5)	Excludes 246 of 820 restricted stock units representing shares of Common Stock, which shall vest as follows: 37% vest 12 months from the grant date, or January 14, 2023, 33% vest 24 months from the grant date, or January 14, 2024, and 30% vest 36 months from the grant date, or January 14, 2025, in each case subject to Mr. Hirshfield remaining in the service of our company on each such vesting date. Includes 300 shares of Common Stock issuable to Mr. Hirshfield upon exercise of stock options exercisable within 60 days of October 15, 2024. Includes 53,113 restricted stock awards representing shares of Common Stock, which will vest 100% upon the reporting person’s separation from the Company. Includes 14,423 restricted stock awards representing shares of Common Stock, which will vest 33% on June 1, 2025, 33% on June 1, 2026, and 34% on June 1, 2027, in each case subject to the reporting person remaining in the service of the Company on each such vesting date. Includes 12,132 restricted stock awards representing shares of Common Stock, which will vest 33% on September 1, 2025, 33% on September 1, 2026, and 34% on September 1, 2027, in each case subject to the reporting person remaining in the service of the Company on each such vesting date.

(6)	Excludes 246 of 820 restricted stock units representing shares of Common Stock, which shall vest as follows: 37% vest 12 months from the date of the grant, or January 14, 2023, 33% vest 24 months from the date of the grant, or January 14, 2024, and 30% vest 36 months from the date of the grant, or January 14, 2025, in each case subject to Mr. Lipman remaining in the service of our company on each such vesting date. Excludes 246 of 820 restricted stock units, which shall vest as follows: 37% vest 12 months from the grant date, or January 26, 2023, 33% vest 24 months from the grant date, or January 26, 2024, and 30% vest 36 months from the grant date, or January 26, 2025, in each case subject to Mr. Lipman remaining in the service of our company on each such vesting date. Includes 300 shares of Common Stock issuable to Mr. Lipman upon exercise of stock options exercisable within 60 days of October 15, 2024. Includes 79,668 restricted stock awards representing shares of Common Stock, which will vest 100% upon the reporting person’s separation from the Company. Also includes 150,000 shares of Common Stock owned by Mr. Lipman indirectly pursuant to his position with Brookstone Partners XXIV and/or its affiliates.

(7)	Excludes 492 of 1,640 restricted stock units representing shares of Common Stock, which shall vest 12 months from the date of the grant, or January 14, 2023, 33% vest 24 months from the date of the grant, or January 14, 2024, and 30% vest 36 months from the date of the grant, or January 14, 2025, in each case subject to Mr. Marusak remaining in the service of our company on each such vesting date. Includes 125 shares of Common Stock issuable to Mr. Marusak upon exercise of stock options exercisable within 60 days of October 15, 2024. Includes 50,610 restricted stock awards representing shares of Common Stock, which will vest 33% on June 1, 2024, 33% on June 1, 2025, and 34% on June 1, 2026, in each case subject to the reporting person remaining in the service of the Company on each such vesting date. Includes 42,568 restricted stock awards representing shares of Common Stock, which will vest 33% on September 1, 2025, 33% on September 1, 2026, and 34% on September 1, 2027, in each case subject to the reporting person remaining in the service of the Company on each such vesting date.

(8)	Excludes 492 of 1,640 restricted stock units representing shares of Common Stock, which shall vest as follows: 37% vest 12 months from the grant date, or January 14, 2023, 33% vest 24 months from the grant date, or January 14, 2024, and 30% vest 36 months from the grant date, or January 14, 2025, in each case subject to Mr. Michaels remaining in the service of our company on each such vesting date. Includes 1,200 shares of Common Stock issuable to Mr. Michaels upon exercise of stock options exercisable within 60 days of October 15, 2024. Includes 25,309 restricted stock awards representing shares of Common Stock that vested 100% on date of grant of April 15, 2024. Also includes, 93,178 restricted stock awards representing shares of Common Stock, which will vest 100% upon the reporting person’s separation from the Company.

(9)	Representatives of Brookstone XXIV have provided us the following information: As the Manager of Brookstone XXIV, Brookstone Partners I.A.C. may be deemed to beneficially own the shares of Common Stock owned directly by Brookstone XXIV. Michael Toporek is President of Brookstone Partners I.A.C. and Matthew Lipman is Secretary of Brookstone Partners I.A.C. and share voting and dispositive power over the shares of Common Stock owned by Brookstone XXIV. As a result of the foregoing, in computing the beneficial ownership of all executive officers and directors, as a group, the 150,000 shares of Common Stock owned indirectly by each of Mr. Toporek and Mr. Lipman, as a result of their interests in Brookstone XXIV and/or its affiliates, is only counted once. The address of each of Brookstone XXIV, Brookstone Partners I.A.C., Michael Toporek, and Matthew Lipman is 232 Madison Avenue, Suite 600, New York, New York 10016.

(10)	Excludes 246 of 820 restricted stock units representing shares of Common Stock, which shall vest as follows: 37% vest 12 months from the grant date, or January 14, 2023, 33% vest 24 months from the grant date, or January 14, 2024, and 30% vest 36 months from the grant date, or January 14, 2025, in each case subject to Mr. Bottomley remaining in the service of our company on each such vesting date. Excludes 246 of 820 restricted stock units representing shares of Common Stock, which shall vest as follows: 37% vest 12 months from the grant date, or January 26, 2023, 33% vest 24 months from the grant date, or January 26, 2024, and 30% vest 36 months from the grant date, or January 26, 2025, in each case subject to Mr. Bottomley remaining in the service of our company on each such vesting date. Includes 79,668 restricted stock awards representing shares of Common Stock, which will vest 100% upon the reporting person’s separation from the Company.

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(11)	Excludes 246 of 820 restricted stock units representing shares of Common Stock, which shall vest as follows: 37% vest 12 months from the grant date, or January 14, 2023, 33% vest 24 months from the grant date, or January 14, 2024, and 30% vest 36 months from the grant date, or January 14, 2025, in each case subject to Mr. Hazelip remaining in the service of our company on each such vesting date. Includes 79,668 restricted stock awards representing shares of Common Stock, which will vest 100% upon the reporting person’s separation from the Company.

(12)	Excludes 726 of 2,420 restricted stock units representing shares of Common Stock, which shall vest as follows: 37% vest 12 months from the grant date, or January 14, 2023, 33% vests 24 months from the grant date, or January 14, 2024, and 30% vest 36 months from the grant date, or January 14, 2025, in each case subject to Mr. Phelan remaining in the service of our company on each such vesting date. Excludes 246 of 820 restricted stock units representing shares of Common Stock, which shall vest as follows: 37% vest 12 months from the grant date, or January 26, 2023, 33% vest 24 months from the grant date, or January 26, 2024, and 30% vest 36 months from the grant date, or January 26, 2025, in each case subject to Mr. Phelan remaining in the service of our company on each such vesting date. Includes 250 shares of Common Stock issuable to Mr. Phelan upon exercise of stock options exercisable within 60 days of October 15, 2024. Includes 106,756 restricted stock awards representing shares of Common Stock, which will vest 100% upon the reporting person’s separation from the Company.

(13)	Mr. Tunison was appointed Chief Financial Officer of the Company on April 8, 2024 and was granted 57,987 restricted stock awards of Common Stock which will vest 33% on June 1, 2025, 33% on June 1, 2026, and 34% on June 1,2027, in each case subject to the reporting person remaining in the service of the issuer on each such vesting date. Also includes 48,769 restricted stock awards representing shares of Common Stock, which will vest 33% on September 1, 2025, 33% on September 1, 2026, and 34% on September 1, 2027, in each case subject to the reporting person remaining in the service of the Company on each such vesting date.

(14)	Includes 1,123 shares of restricted Common Stock awards held by Mr. Belizaire that are subject to forfeiture, and will vest on November 1, 2024. Includes 181,294 restricted stock awards representing shares of Common Stock, which will vest 33% on June 1, 2024, 33% on June 1, 2025, and 34% on June 1, 2026, in each case subject to the reporting person remaining in the service of the Company on each such vesting date. Includes 152,043 restricted stock awards representing shares of Common Stock, which will vest 33% on September 1, 2025, 33% on September 1, 2026, and 34% on September 1, 2027, in each case subject to the reporting person remaining in the service of the Company on each such vesting date

(15)	Includes 480 restricted stock units representing shares of Common Stock, which shall vest in two equal installments of 50% on December 1, 2023 and December 1, 2024, in each case subject to the reporting person remaining in the service of our company on each such vesting date. Includes 43,271 restricted stock awards representing shares of Common Stock, which will vest 33% on June 1, 2024, 33% on June 1, 2025, and 34% on June 1, 2026, in each case subject to the reporting person remaining in the service of the Company on each such vesting date. Includes 36,397 restricted stock awards representing shares of Common Stock, which will vest 33% on September 1, 2025, 33% on September 1, 2026, and 34% on September 1, 2027, in each case subject to the reporting person remaining in the service of the Company on each such vesting date.

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HEDGING POLICY

The Company’s insider trading policy prohibits hedging transactions by all of our directors, officers, and employees, whether obtained through our employee benefit plans or otherwise. The hedging prohibition in the policy is excerpted below:

Hedging Transactions. Hedging or monetization transactions can be accomplished through a number of possible mechanisms, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds. Such transactions may permit a director, officer, or employee to continue to own Company securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the director, officer, or employee may no longer have the same objectives as the Company’s other stockholders. Therefore, directors, officers, and employees are prohibited from engaging in any such transactions.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders who wish to communicate with our Board, or a particular director, may send a letter to our Secretary at 325 Washington Avenue Extension, Albany, New York 12205. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication.” All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of our Board or certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

STOCKHOLDER PROPOSALS

In order to be included in the proxy materials for our annual meeting  of stockholders to be held in 2025, stockholder proposals submitted to us in compliance with SEC Rule 14a-8 (which concerns stockholder proposals that are requested to be included in a company’s proxy statement) must be received by us at our offices, 325 Washington Avenue Extension, Albany, New York 12205 on or before December 14, 2024. We suggest that proponents submit their proposals by certified mail, return receipt requested, addressed to our Secretary.

With respect to stockholder proposals to be submitted outside the Rule 14a-8 process for consideration at the 2025 annual meeting of stockholders, if we do not receive notice of any such proposal to be presented at the 2024 annual meeting of stockholders on or before [February 28, 2025], the proxies designated by our Board will have discretionary authority to vote on any such proposal. In addition, stockholders who intend to solicit proxies in support of director nominees other than our nominees must also comply with the additional requirements of Rule 14a-19(b).

OTHER MATTERS

We do not know of any matters that will be brought before the Special Meeting other than those specifically set forth in the notice thereof. If any other matter properly comes before the meeting for which we did not receive notice by October 15, 2024, however, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the best judgment of the person voting them.

By Order of the Board of Directors,

/s/ Jessica L. Thomas
Jessica L. Thomas
Chief Accounting Officer and Secretary

Albany, New York

November 1, 2024

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PROXY CARD